UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on September 5, 2018 (the “Redemption Date”), BGC Partners, Inc. (“BGC Partners” or “BGC”) redeemed all of the $112.5 million outstanding aggregate principal amount of 8.125% Senior Notes due 2042 (the “8.125% Notes”). The 8.125% Notes were issued pursuant to an Indenture, dated as of June 26, 2012, as supplemented by the First Supplemental Indenture, dated as of June 26, 2012, between BGC and U.S. Bank National Association, as trustee. BGC redeemed the 8.125% Notes at a redemption price equal to 100% of the principal amount of the 8.125% Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Also as previously announced, on September 4, 2018, BGC Partners, L.P. (“BGC U.S. OpCo”) loaned $112.5 million to Newmark Partners, L.P. (“Newmark OpCo”) pursuant to the existing Amended and Restated Credit Agreement, dated as of March 19, 2018, between BGC and Newmark Group Inc. (“Newmark”), which loan bears interest at an annual rate equal to 6.5% (such loan, the “Intercompany Loan”). Newmark OpCo used the proceeds of the Intercompany Loan to repay the BGC Note (defined and described further below). The Intercompany Loan was approved by the Board of Directors and Audit Committee of each of BGC and Newmark.

The transactions described above will result in an interest rate savings to BGC of 2.75% per annum.

As previously disclosed, on December 13, 2017, prior to the closing of the initial public offering of Newmark, BGC Partners, BGC Holdings, L.P., BGC U.S. OpCo and their respective subsidiaries (other than the Newmark group (defined below), the “BGC group”) transferred to Newmark, Newmark Holdings, L.P. and Newmark OpCo and their respective subsidiaries (the “Newmark group”) the assets and liabilities of the BGC group relating to BGC’s Real Estate Services business (the “Separation”). In connection with the Separation, BGC Partners retained the right to receive payments in respect of certain note obligations owed to BGC Partners by BGC U.S. OpCo that were assumed by Newmark OpCo, including a note issued by BGC U.S. OpCo to BGC Partners in connection with the issuance by BGC of the 8.125% Notes, in the aggregate principal amount of $112.5 million, referred to as the “BGC Note.” In connection with the redemption, under the terms of the BGC Note, Newmark OpCo was required to repay to BGC Partners the $112.5 million aggregate principal amount of the BGC Note, plus accrued and unpaid interest to, but excluding, the Redemption Date. As noted above, the Intercompany Loan was used to fund Newmark OpCo’s repayment of the BGC Note.

A copy of BGC’s and Newmark’s joint press release announcing the completion of the Redemption is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Discussion of Forward-Looking Statements about BGC Partners and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

Date: September 5, 2018	By:	/s/ HOWARD W. LUTNICK
	Name:	Howard W. Lutnick
	Title:	Chairman and Chief Executive Officer

[Signature page to BGC Partners, Inc. 8-K regarding the Completion of the Redemption of the 8.125% Senior Notes due 2042]